Exhibit – 99.1

News Release

For Immediate Release
MEDIA CONTACT:	INVESTOR CONTACT:
Melissa Martin	Helyn Corcos
Symantec Corporation	Symantec Corporation
408-517-8475	408-517-8324
melissa_martin@symantec.com	hcorcos@symantec.com

SYMANTEC REPORTS RECORD REVENUE AND EARNINGS, RAISES FISCAL YEAR GUIDANCE

Consumer Performance Exceeds Expectations Following Numerous Threat Outbreaks During the Quarter

CUPERTINO, Calif. – Oct. 22, 2003 – Symantec Corp. (Nasdaq: SYMC), the world leader in Internet security, today reported results for the fiscal second quarter 2004 ended Oct. 3, 2003. Symantec posted revenue for the quarter of $429 million, a 32 percent increase compared to $325 million for the same quarter last year, driven by strong enterprise security growth and higher than expected results in the consumer segment.

GAAP Results: Net income for the fiscal second quarter was $83 million, compared to $52 million for the same quarter last year. Earnings per share was $0.49, compared to earnings per share of $0.33 for the year-ago quarter.

Non-GAAP Results: Non-GAAP net income for the fiscal second quarter was $91 million, compared to $60 million for the same quarter last year. Non-GAAP earnings per share was $0.53, compared to earnings per share of $0.38 for the year-ago quarter. Non-GAAP results and related reconciliation, as outlined in the attached consolidated statements, exclude expenses from the amortization of other intangibles from acquisitions and acquired in-process research and development as well as related income tax benefits. See “Use of Non-GAAP Financial Information” below.

“It was a stellar quarter across the board with strong performances in all regions,” said John W. Thompson, Symantec chairman and CEO. “Our integrated approach for enterprises and consumers continues to gain momentum and set the bar for the rest of the industry.”

Revenue Components

For the quarter, Symantec’s worldwide enterprise business, including enterprise security, enterprise administration, and services, represented 55 percent of total revenue. Symantec’s enterprise security business represented 41 percent of total revenue and grew 25 percent year-over-year; the enterprise administration business represented 12 percent of revenues and declined 8 percent in line with expectations; and the services business grew 53 percent and represented 2 percent of total revenue. Symantec’s consumer business grew 56 percent and represented 45 percent of total revenue.

(More)

Symantec Reports Record Revenue and Earnings, Raises Fiscal Year Guidance

International revenues represented 50 percent of total revenue in the second quarter and grew 39 percent over the same quarter last year. Canada led the increase for the quarter with 49 percent growth, followed by the Europe, Middle East and Africa region with 46 percent growth. Japan recorded 27 percent year-over-year growth, Asia Pacific recorded 24 percent growth and Latin America had 9 percent growth. The United States grew at 26 percent.

Business Outlook

Forward-looking guidance for the fiscal third quarter ending Jan. 2, 2004, is as follows:

•	Revenue is expected to be in the range of $440 to $460 million.

•	GAAP earnings per share is expected to be $0.52 at the midpoint of the revenue guidance.

•	Non-GAAP earnings per share is expected to be $0.56 at the midpoint of the revenue guidance.

Forward-looking guidance for the fiscal year, ending April 2, 2004, updated to reflect the fiscal year-to-date actual performance and estimated results for the fiscal third and fourth quarters is as follows:

•	Revenue is expected to be approximately $1.73 billion.

•	GAAP earnings per share is expected to be $1.90 at the stated revenue forecast, up 15 cents from previous guidance.

•	Non-GAAP earnings per share is expected to be $2.10 at the stated revenue forecast, up 14 cents from previous guidance.

Non-GAAP earnings per share excludes the pre-tax amortization of other intangibles from acquisitions, acquired in-process research and development, and other items such as patent settlement and restructuring charges of approximately $11 million and $58 million for the quarter ending Jan. 2, 2004, and the fiscal year ending April 2, 2004, respectively.

Quarterly Highlights

•	Symantec signed 129 contracts worldwide worth more than $100,000 each, including 36 worth more than $300,000 each and 6 worth more than $1 million each, during the quarter.

•	Symantec signed new or extended agreements with customers including Nextel; Cinergy, one of the nation’s largest utility companies; Digex, Incorporated, a leading provider of enterprise hosting services; Rinker Materials, one of the nation’s leaders in building and construction materials; Qualex, Inc., the largest wholesale and on-site photofinishing company in the world; Storage Technologies Corp., a worldwide data storage company; Sykes Enterprises, a global leader in providing outsourced customer management solutions and services; and CenturyTel, Inc., the nation’s eighth largest local telephone exchange company.

(More)

Symantec Reports Record Revenue and Earnings, Raises Fiscal Year Guidance

•	Symantec also signed new or extended agreements with public sector and education customers including Temple University; the State of Tennessee; the U.S. Department of the Interior; the U.S. Environmental Protection Agency; the U.S. Department of State; the U.S. Army; and the Internal Revenue Service.

•	Around the world, Symantec signed contracts with customers including South Korea-based Samsung Electronics; Jainam Technologies, a leading IT solutions company in India; and ANZ Bank, one of Australia’s largest financial institutions.

•	Symantec introduced its new line of firewall appliances, the Symantec Gateway Security 5400 Series. The 5400 series offers a unique combination of superior price performance, integrated protection, and flexible licensing. The appliance provides comprehensive gateway level protection by integrating full inspection firewall, intrusion prevention, intrusion detection, antivirus, content filtering, virtual private networking (VPN), and anti-spam technology into a single device.

•	During the quarter, Symantec updated the world’s premier global early warning system with the launch of Symantec Deep Sight Threat Management System 5.0. The early warning security system gathers firewall, intrusion detection and now antivirus data from more than 20,000 partners worldwide to provide proactive alerts on active attacks to customers. The system now includes an optional custom reports add-on, enabling organizations to mine the global event database by time, country, and industry to better analyze security events.

•	Symantec also announced the Symantec AntiVirus for Handhelds product line to protect consumers and enterprise users. Symantec AntiVirus for Handhelds – Corporate Edition integrates with existing enterprise infrastructures and improves management by providing a centralized view of virus protection information.

•	In addition, Symantec launched its 2004 line of consumer security products including Norton Internet Security, Norton AntiVirus, Norton Personal Firewall, Norton AntiSpam and Norton SystemWorks, which includes Norton Password Manager. The new products provide protection from viruses, intrusion attempts, and privacy threats and now offer expanded protection from emerging threats including spyware, adware, keystroke logging programs, and spam.

Conference Call

Symantec has scheduled a conference call for 5 p.m. EDT/2 p.m. PDT today to discuss fiscal second quarter 2004 results, and to review guidance for the fiscal third quarter. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest/index.html. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. A replay and the script of our officers’ remarks will be available on the investor relations home page shortly after the call is completed.

(More)

Symantec Reports Record Revenue and Earnings, Raises Fiscal Year Guidance

About Symantec

Symantec, the world leader in Internet security technology, provides a broad range of content and network security software and appliance solutions to individuals, enterprises and service providers. The company is a leading provider of client, gateway and server security solutions for virus protection, firewall and virtual private network, vulnerability management, intrusion detection, Internet content and e-mail filtering, remote management technologies and security services to enterprises and service providers around the world. Symantec’s Norton brand of consumer security products is a leader in worldwide retail sales and industry awards. Headquartered in Cupertino, Calif., Symantec has worldwide operations in 36 countries. For more information, please visit www.symantec.com.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please view the Symantec Press Center at http://www.symantec.com/PressCenter/ on Symantec’s Web site. All prices noted are in US dollars and are valid only in the United States.

Symantec and the Symantec logo are trademarks or registered trademarks, in the United States and certain other countries, of Symantec Corporation. Additional company and product names may be trademarks or registered trademarks of the individual companies and are respectfully acknowledged.

FORWARD LOOKING STATEMENT: This press release contains forward-looking statements, including forecasts of future revenue and earnings per share, expected activities, and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the sustainability of recent growth rates, particularly in consumer products; the anticipation of the growth of certain market segments, particularly enterprise security; the positioning of Symantec’s products in those segments; the competitive environment in the software industry; general market conditions, fluctuations in currency exchange rates, changes to operating systems and product strategy by vendors of operating systems; and whether Symantec can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s previously filed Form 10-K and 10-Q. Symantec assumes no obligation to update any forward-looking information contained in this press release except as otherwise required by law.

USE OF NON-GAAP FINANCIAL INFORMATION: In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Symantec reports non-GAAP financial results. Non-GAAP net income and earnings per share exclude acquisition related charges, such as amortization of other intangibles and in-process research and development, and certain other identified charges, such as restructuring and patent settlement, as well as the tax effect of these items. Symantec’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Symantec uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can be found on the investor relations Web site at www.symantec.com/invest/center.html.

###

(More)

Symantec Reports Record Revenue and Earnings, Raises Fiscal Year Guidance Page 5 of 8

SYMANTEC CORPORATION

GAAP Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	September 30,		September 30,

(In thousands, except per share data; unaudited)	2003	2002	2003	2002

Net revenues	$428,665	$325,231	$819,789	$641,272
Cost of revenues	74,810	61,159	142,388	116,611

Gross margin	353,855	264,072	677,401	524,661
Operating expenses:
Research and development	59,596	47,344	120,201	92,832
Sales and marketing	155,705	124,896	297,542	240,064
General and administrative	21,174	17,254	47,546	32,608
Amortization of other intangibles from acquisitions	756	665	1,547	1,201
Acquired in-process research and development	1,000	4,700	1,000	4,700
Restructuring, site closures and other	2	(1,179)	570	4,874
Patent Settlement	—	—	13,917	—

Total operating expenses	238,233	193,680	482,323	376,279
Operating income	115,622	70,392	195,078	148,382
Interest income	8,807	9,723	18,904	19,369
Interest expense	(5,291)	(5,292)	(10,582)	(10,583)
Income, net of expense, from sale of technologies and product lines	2,158	2,444	4,326	4,680
Other income (expense), net	673	(134)	(38)	(1,125)

Income before income taxes	121,969	77,133	207,688	160,723
Provision for income taxes	38,536	25,139	65,474	52,160

Net income	$83,433	$51,994	$142,214	$108,563

Net income per share – diluted*	$0.49	$0.33	$0.85	$0.69

Shares used to compute net income per share – diluted*	178,415	168,489	176,786	168,743

*     For the three and six months ended September 30, 2003 and 2002, diluted net income per share is calculated using the if-converted method. Under this method, the numerator excludes the interest expense from the 3% convertible subordinated notes, net of income tax, of $3.6M and $7.2M for the three and six months ended September 30, 2003 and 2002, respectively, and the denominator includes shares issuable from the assumed conversion of the 3% convertible subordinated notes.

(More)

Symantec Reports Record Revenue and Earnings, Raises Fiscal Year Guidance Page 6 of 8

SYMANTEC CORPORATION

Non-GAAP Consolidated Statements of Income

Non-GAAP amounts exclude all acquisition related amortization, in-process research and development restructuring charges, and patent settlement.

	Three Months Ended		Six Months Ended
	September 30,		September 30,

(In thousands, except per share data; unaudited)	2003	2002	2003	2002

Net revenues	$428,665	$325,231	$819,789	$641,272
Cost of revenues	64,570	54,478	123,383	103,601

Gross margin	364,095	270,753	696,406	537,671
Operating expenses:
Research and development	59,596	47,344	120,201	92,832
Sales and marketing	155,705	124,896	297,542	240,064
General and administrative	21,174	17,254	47,546	32,608

Total operating expenses	236,475	189,494	465,289	365,504
Operating income	127,620	81,259	231,117	172,167
Interest income	8,807	9,723	18,904	19,369
Interest expense	(5,291)	(5,292)	(10,582)	(10,583)
Income, net of expense, from sale of technologies and product lines	2,158	2,444	4,326	4,680
Other income (expense), net	673	(134)	(38)	(1,125)

Income before income taxes	133,967	88,000	243,727	184,508
Provision for income taxes	42,869	28,160	77,992	59,043

Net income	$91,098	$59,840	$165,735	$125,465

Net income per share – diluted*	$0.53	$0.38	$0.98	$0.79

Shares used to compute net income per share – diluted*	178,415	168,489	176,786	168,743

*     For the three and six months ended September 30, 2003 and 2002, diluted net income per share is calculated using the if-converted method. Under this method, the numerator excludes the interest expense from the 3% convertible subordinated notes, net of income tax, of $3.6M and $7.2M for the three and six months ended September 30, 2003 and 2002, respectively, and the denominator includes shares issuable from the assumed conversion of the 3% convertible subordinated notes.

(More)

Symantec Reports Record Revenue and Earnings, Raises Fiscal Year Guidance Page 7 of 8

Reconciliation of Non-GAAP Consolidated Statements of Income to the GAAP Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	September 30,		September 30,

(In thousands, except per share data; unaudited)	2003	2002	2003	2002

Non-GAAP net income	$91,098	$59,840	$165,735	$125,465
Cost of revenues:
Amortization of other intangibles from acquisitions	(10,240)	(6,681)	(19,005)	(13,546)
Operating expenses
Amortization of other intangibles from acquisitions	(756)	(665)	(1,547)	(665)
Acquired in-process research and development	(1,000)	(4,700)	(1,000)	(4,700)
Restructuring, site closures and other	(2)	1,179	(570)	(4,874)
Patent Settlement	—	—	(13,917)	—
Income tax benefit	4,333	3,021	12,518	6,883

Net income	$83,433	$51,994	$142,214	$108,563

Net income per share – diluted	$0.49	$0.33	$0.85	$0.69

Shares used to compute net income per share – diluted	178,415	168,489	176,786	168,743

(More)

Symantec Reports Record Revenue and Earnings, Raises Fiscal Year Guidance Page 8 of 8

SYMANTEC CORPORATION

Consolidated Balance Sheets

	September 30,	March 31,
(In thousands)	2003	2003

	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,026,570	$1,705,658
Trade accounts receivable, net	224,954	149,664
Inventories	11,587	5,912
Deferred income taxes	94,081	92,284
Other	50,803	34,628

Total current assets	2,407,995	1,988,146
Property, equipment and leasehold improvements, net	364,657	333,275
Deferred income taxes	7,600	7,986
Acquired product rights, net	115,635	73,125
Goodwill, net	853,629	833,449
Other, net	28,285	29,749

	$3,777,801	$3,265,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80,052	$67,720
Accrued compensation and benefits	85,135	90,947
Deferred revenue	719,411	589,629
Other accrued expenses	76,937	69,363
Income taxes payable	86,251	76,965

Total current liabilities	1,047,786	894,624
Convertible subordinated notes	599,993	599,998
Other long-term obligations	5,903	6,729
Commitments and contingencies
Stockholders’ equity:
Common stock	1,537	1,488
Capital in excess of par value	1,485,907	1,335,028
Accumulated other comprehensive income	96,719	30,121
Retained earnings	539,956	397,742

Total stockholders’ equity	2,124,119	1,764,379

	$3,777,801	$3,265,730

 ###